UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2006

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1- 4311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

2200 Northern Boulevard, East Hills, NY		11548
(Address of principal executive offices)		(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 18, 2006, Dennis N. Longstreet was elected to the Board of Directors of Pall Corporation (the “Registrant”). Information concerning Mr. Longstreet appears in a press release dated July 19, 2006, which is incorporated by reference in, and is being filed as an exhibit to, this Form 8-K.

ITEM 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 18, 2006, the Board of Directors of the Registrant approved amendments to the Registrant’s Bylaws as previously amended on October 13, 2005, which are effective immediately. The amendments: (i) changed the number of directors on the Registrant’s Board of Directors from eleven to twelve; (ii) deleted a provision that limited the Registrant’s indemnification of any person that served in any capacity at the request of the Registrant that was made or threatened to be made to any action or proceeding to the extent such person is entitled to be indemnified under a policy of insurance; and (iii) added a provision specifying notice periods for the submission by shareholders of director nominations and proposals for both annual and special meetings of shareholders.

ITEM 9.01   Financial Statements and Exhibits.

     (d) Exhibits.

See the Exhibit Index on the page following the signature page of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation

/s/ LISA MCDERMOTT
July 24, 2006	Lisa McDermott
Chief Financial Officer
And Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

3(ii)	By-laws of the Registrant, as amended through July 18, 2006.

99	Press release dated July 19, 2006 announcing election of Dennis N. Longstreet to the Board of Directors.